Exhibit 99.2

2018 Second Quarter Financial Review July 25, 2018

Forward-looking Statements The information in this presentation may contain certain forward-looking statements within the meaning of federal securities laws. These statements reflect management’s expectations regarding future events and operating performance. Risk Factors These forward-looking statements involve a number of risks and uncertainties. A list of the factors that could cause actual results to differ materially from those expressed in, or underlying, any forward-looking statements can be found in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports. The Company disclaims any obligation to revise or update such statements to reflect the occurrence of events after the date of this presentation. Non-GAAP Financial Measures This presentation refers to non-U.S. GAAP financial information. A reconciliation of non-U.S. GAAP to U.S. GAAP financial measures is available at the end of the press release and on the company’s website at KapStonepaper.com under Investors. Forward-Looking Statements 2

Second Quarter Financial Results (1) Percentage change calculations made using unrounded source financials (2) Excludes non-cash stock compensation, merger expenses, changes in contingent consideration, union contract ratification costs, and acquisition, integration, expense and other charges. Net of accumulated tax adjustments for Adjusted Net Income (3) Reflects lower effective income tax rate in 2018 due to the Tax Cuts and Jobs Act enacted in Q4 2017 3 ($ in Millions, except per share) Q2 2018 Q2 2017 Inc/(Dec)(1) Q1 2018 Inc/(Dec)(1) Net Sales $913 $823 11% $799 14% Net Income(3) $53 $20 169% $33 62% Diluted EPS $0.53 $0.20 165% $0.33 61% EBITDA $132 $88 50% $102 30% Adj. EBITDA(2) $138 $100 38% $115 20% Adj. Net Income(3) $58 $27 114% $42 36% Adj. Diluted EPS $0.58 $0.27 115% $0.43 35%

Q2 2018 Compared to Q2 2017 $138 Price/mix was favorably impacted by higher average mill selling prices, up $75 per ton reflecting: Higher containerboard and corrugated increases and higher specialty products prices of $34 million Favorable product mix of $4 million driven by higher specialty paper sales Higher corrugated products prices of $14 million and improved product mix of $6 million Sales volume up 44,000 tons in Paper and Packaging segment driven by higher shipments across all product lines Distribution segment sales up $4 million mainly on price. Adjusted EBITDA down $1 million due to inflation on operating costs Inflation of $18 million for higher fiber, freight and compensation, offset by $11 million lower OCC costs Planned outages reflects higher planned costs, mainly at Roanoke Rapids and Charleston Other costs reflects $11 million of higher incentives due to increased earnings, and $2 million FX change 4 $ in Millions $ in Millions Higher Prices Drive Earnings Growth Net Sales $823$58$28$4$913 Adjusted EBITDA $54$7$7$3$13 $100

Q2 2018 Compared to Q1 2018 Seasonally Higher Volume and Prices Increase Earnings $9 $15  Price/mix was favorably impacted by higher average mill selling prices, up $17 per ton reflecting: Higher containerboard and corrugated prices, and higher specialty paper products Favorable mix primarily reflecting higher specialty paper shipments  Paper and Packaging segment sales volume up $65 million, or 81,000 tons. Distribution segment sales up $34 million due to seasonality resulting in $9 million of higher Adjusted EBITDA Planned outages includes Roanoke Rapids annual outage, offset by Q1 Charleston boiler upgrade Inflation and other includes $2 million of lower seasonal energy costs, $2 million of lower OCC costs and $4 million weather impact in January 2018 which did not recur in Q2 2018, offset by $3 million of higher unplanned downtime   5 $ in Millions $ in Millions Net Sales $65$34$913 $799$15 Adjusted EBITDA $10$6$10$5 $115

Cash Flows  For Q2 2018 cash flow from operations increased $11 million YOY primarily due to higher earnings in 2018 Capex of $41 million for the current quarter Net debt at June 30, 2018 - $1,419 million up $23 million from March 31, 2018    No term loan principal payments due until 2020  Debt to EBITDA leverage ratio (per credit agreement) 2.78 times – June 30, 2018 3.20 times – December 31, 2017 4.17 times – June 30, 2017    Interest rate will increase in Q3 due to the June FED increase No pension plan funding anticipated in 2018 $10 million cash dividend paid in April 6 $ in Millions Q2 Operating Cash Flows $28 20182017 $17

Quarterly Key Performance Indicators 7 (1)Containerboard includes all domestic and export sales of linerboard and medium (2)Specialty paper includes Kraft paper, Durasorb, Kraftpak and roll pulp Sales and Production Average Mill Revenue per Ton $736$719 2Q 181Q 182Q 17 Tons Produced (000) 689674688 2Q 181Q 182Q 17 Mill External Shipments (000 Tons) 508 2Q 181Q 182Q 17 Paper and Packaging Product Mix (000 Tons) Containerboard and Corrugated Products(1) 492476 Specialty Paper(2) 251221223 2Q 181Q 182Q 17 2Q 181Q 182Q 17

Maintenance Outage Expense & Production Impact *The 27,500 ton impact includes 25,700 tons for the boiler upgrade at Charleston ** The 17,400 ton impact is mainly due to the annual cold mill outage at Roanoke Rapids, and the continuation of the Charleston boiler upgrade *** The 17,400 tons impact reflects a cold mill outage at Longview 8 Financial Impact ($ in millions) Q1 Q2 Q3 Q4 Year 2016 Actual $6.6 $19.0 $3.8 $3.2 $ 32.6 2017 Actual $6.2 $17.6 $ 13.0 $ 10.0 $ 46.8 2018 Actual / Forecast $14.7 $21.0 $ 13.7 $ 14.2 $ 63.6 Lost Production Impact (Tons) Q1 Q2 Q3 Q4 Year 2016 Actual 4,800 12,900 1,900 5,300 24,900 2017 Actual 6,400 12,800 11,500 4,200 34,900 2018 Actual / Forecast 27,500* 17,400** 17,400*** 3,400 65,700